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                                                                  EXHIBIT 4.45


                               PURCHASE AGREEMENT
                      POLLUTION RESEARCH AND CONTROL CORP.


         THIS PURCHASE AGREEMENT ("Agreement" herein) is entered into as of the 14th day of June 1996, between POLLUTION RESEARCH AND CONTROL CORP., a California corporation with its principal offices 506 Paula Avenue, Glendale, California 91201 (the "Company") and Donna Sizemore, whose address is 47 Blackhawk Club Court, Danville, California 84506 (the "Purchaser").


                             W I T N E S S E T H :

         WHEREAS, the Company elects to issue and sell units (the "Units") consisting of (i) 8,333 shares of Common Stock (the "Shares"), and (ii) one warrant (the "Warrant") to purchase up to 8,333 shares of Common Stock at an exercise price of $1.00, and the Purchaser desires to acquire each Unit for a purchase price of $0.60 per share.

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

         I.      PURCHASE OF UNITS AND REPRESENTATIONS BY SUBSCRIBER.

         1.1 Subject to the terms and conditions hereinafter set forth, the Purchaser hereby purchases 8,333 Units and the Company agrees to sell the Units to the Purchaser for a purchase price of $5,000.00 (the "Sale"). The purchase price is payable by a cashier's check made payable to the Company, or by wire transfer to an account determined by the Company contemporaneously with the execution and delivery of this Agreement. The Shares and the Warrant will be delivered by the Company to the Purchaser within ten (10) days following the execution of the Agreement.

         1.2 The Purchaser recognizes that the purchase of the Units involves a high degree of risk in that an investment in the Company is highly speculative and only an investor who can afford to lose its entire investment in the Company should purchase the Units.

         1.3 The Purchaser acknowledges that she is able to bear the economic risk of this investment.

         1.4 The Purchaser represents that she is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

         1.5 The Purchaser acknowledges that she has prior investment experience, including investment in non-listed and non-registered securities, or she has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to her and to evaluate the merits and risks of such an investment on her behalf.
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         1.6     The Purchaser hereby represents that she has been furnished by the Company during the course of this transaction with all information regarding the Company which she had requested or desired to know; that all documents which could be reasonably provided have been made available for her inspection and review; that she has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of her investment in the Company, and any additional information which she had requested.

         1.7 The Purchaser hereby acknowledges that this offering has not been reviewed by the Securities and Exchange Commission (the "Commission") since this offering is intended to be a nonpublic offering pursuant to Section 4(2) of the Act. The Purchaser represents that the Units, the Shares and the Warrant are being purchased for her own account, for investment, and not for distribution or resale to others. The Purchaser agrees that she will not sell or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

         1.8 The Purchaser understands that the Units, the Shares and the Warrant have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon her investment intention. In this connection, the Purchaser understands that it is the position of the Commission that the statutory basis for such exemption would not be present if her representations merely meant that her present intention was to hold such securities for a short period, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Purchaser realizes that, in the view of the Commission, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with her representation to the Company, and the Commission might regard such a sale or disposition as a deferred sale to which the exemption is not available.

         1.9 The Purchaser consents that the Company may, if it desires, permit the transfer or the Shares or the Warrant out of her name only when her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively, the "Securities Laws"). The Purchaser agrees to hold the Company, its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns, harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by her contained herein or in the Confidential Purchaser Questionnaire completed by her or any sale or distribution by the Purchaser in violation of any Securities Laws.

         1.10 The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Shares, the Warrant and the Common Stock issuable upon exercise of the Warrant, stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. The Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities.
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         REPRESENTATIONS BY, AND COVENANTS OF, THE COMPANY.

         The Company represents and covenants to the Purchaser that:

         (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of California which has the corporate power to conduct the business which it conducts and proposes to conduct.

         (b) The execution, delivery and performance of this Agreement by the Company has been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Shares and the Warrant have been duly taken and approved.

         (c) The Shares and the Warrant included in the Units have been duly and validly authorized and, when issued and paid for in accordance with the terms hereof, will be validly binding obligations of the Company enforceable in accordance with their respective terms except that the enforceability thereof may be limited by bankruptcy, insolvency, or other laws affecting the rights of creditors generally or by general equitable principles.

         (d) The Company will at all times during the term of the Warrant have duly authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of such Warrant.

         (e) The shares of Common Stock issuable upon exercise of the Warrant when issued and paid for in accordance with the terms of the Warrant will be duly and validly issued, fully paid and non-assessable.

         (f) The Company has obtained all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

         III.    REGISTRATION OF SECURITIES.

         The Company acknowledges that it currently has an effective registration statement on Form S-3 (File No. 33-60035) (the "Registration Statement") on file with the Securities and Exchange Commission. The Company shall deliver to Purchaser at the Company's sole expense a copy of the Registration Statement, and all amendments thereto prior to the consummation of the Sale. In addition, the Company shall use its best efforts to register, at the Company's sole expense, the Shares and the shares of the Company's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") pursuant to an amendment to the Registration Statement and provide Purchaser with a copy of such amended registration statement for her review prior to the effective date thereof.

         IV.     MISCELLANEOUS.

         4.1 Any notice or other communication given hereunder shall be deemed sufficient if in
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writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its principal office, 506 Paula Avenue, Glendale, California 91201, Attention: President, with a copy to Patricia Cudd & Associates, Attorney at Law, 50 South Steele Street, Suite #222, Denver, Colorado 80209, Attention: Patricia Cudd, and to the Purchaser at the address listed on the signature page hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

        4.2 This Agreement shall not be changed, modified or made except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

        4.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

        4.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of California, without regard to principles of conflicts of law.

        4.5  This Agreement may be executed in counterparts.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Purchaser: /s/ DONNA M. SIZEMORE        The Company:
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                                        POLLUTION  RESEARCH AND CONTROL CORP.,
DONNA M. SIZEMORE                       a California corporation

42 BLACKHAWK CLUB COURT                 By: /s/ ALBERT E. GOSSELIN, JR.
(Address)                                   ----------------------------
                                            Albert F. Gosselin, Jr.
DANVILLE, CALIFORNIA 94506                  President and Chief
(City, State, Zip)                          Executive Officer